Exhibit 10.1

SEAMUS MULLIGAN

First Part

AZUR PHARMA LIMITED
Second Part

21 YEAR FRI LEASE 45 FITZWILLIAM SQUARE DUBLIN 2

Lease Particulars

COLUMN 1

1. Date of Lease	20 October 2008

2. Lessor	Seamus Mulligan

3. Lessee	Azur Pharma Limited

4. Demised Premises	The building known as 45 Fitzwilliam Square, Dublin 2 comprising 4,128 square feet [383.50 square metres] including the car parking area to the rear of the Demised Premises (which comprises six car parking spaces) BUT EXCLUDING the basement level of the building.

5. Term of Lease	21 years

6. Commencement Date:	20 October 2008

7. Initial Rent	€45 per square foot (€484.20 per square metre) €185,760 per annum TOGETHER with the sum of €3,500 per car parking space per annum [€21,000] €185,760 + €21,000 = €206,760

8. Rent Commencement Date	20 October 2008

9. Permitted Use	Offices

10. Term Commencement Date	20 October 2008

INDEX

Page No.

A.	Definitions

B.	Interpretation

C.	Lessors Title

D.	Agreement for Lease

1.	Demise and Rent

2.	Lessee’s Covenants

3.	The Lessors Covenants

4.	Covenant for Quiet Enjoyment

5.	Agreements and Declarations

	5.1	Rights to light and air

	5.2	Arbitration

	5.3	Notices

	5.4	Forfeiture

	5.5	Exclusion of warranty as to user

	5.6	Effect of waiver

	5.7	No implied easements

	5.8	Representations

	5.9	Applicable Law

6.	Service Payments

7.	Statutory Certificates

	7.1	Finance Act Certificate

	7.2	Section 45 Certificate

	7.3	Section 29, Companies Act 1990

8.	Address for Notices

First Schedule

First Schedule – Part I	The Demised Premises

First Schedule – Part II	The Ancillary Rights

First Schedule – Part III	Exceptions and Reservations

Second Schedule

Second Schedule – Part I	The Lessee’s Covenants

Second Schedule – Part II	Lessor’s Responsibilities

Third Schedule	The Lessors Covenants

Fourth Schedule	Rent Review

Execution

THIS INDENTURE made the 20th day of October Two Thousand and Eight BETWEEN SEAMUS MULLIGAN of Wood O’Berries, Ballymore, Athlone, Co. Roscommon (hereinafter called “the Lessor”) of the one part and AZUR PHARMA LIMITED having its registered office at 1 Stokes Place, St. Stephen’s Green, Dublin 2 (hereinafter called “the Lessee”) of the other part

WHEREAS:

A.	Definitions

1.	In the Lease and in the several Schedules hereto (unless the context otherwise requires) the following expressions shall have the following meanings:

“The Building” means the entire property known as 45 Fitzwilliam Square, Dublin 2 to include the Demised Premises;

“the Conduits” means all channels conduits pipes drains water courses ditches gutter sewers wires mains cables and other conducting media for the Utilities;

“the Demised Premises” means the premises hereby demised which is described in Part 1 of the First Schedule hereto;

“Gale Days” means 1st day of January, 1st day of April, 1st day of July and 1st day of October in each year

“Insured Risks” means Fire, Lightning, Explosion, Storm, Landslip, Tempest, Terrorism, Flood, Earthquake, Impact, Aircraft, and other Aerial Devices and articles dropped therefrom, Riot, Civil Commotion, Malicious Damage, Public Liability, Property Owners Liability, Bursting or Overflowing of Water Tanks, Apparatus or Pipes and such other risks as the Lessor may (in respect of the Building) in his absolute discretion from time to time determine subject always to such exclusions excesses and limitations as are usual for such class and type of insurance.

“Interest” means interest at the Prescribed Rate during the period beginning on the first day on which the relevant sum is due and ending on the date on which payment is made whether before or after any judgement.

“Initial Rent” means €206,760 (which amount includes the sum of €21,000 in respect of the car parking spaces) per annum (Two Hundred and Six Thousand, Seven Hundred and Sixty euro) (plus VAT where applicable) subject to review in accordance with the terms of the Fourth Schedule and payable from the Rent Commencement Date.

“the Lessee” where the context so admits or requires includes the successors and permitted assigns of the Lessee

“the Lessor” where the context so admits or requires includes the person or persons for the time being entitled to the reversion immediately expectant on the termination of the term hereby created;

“the Lessors Surveyor” means such Chartered Surveyor as may be appointed by the Lessor for the purposes of this Lease;

“Permitted Use” shall mean the use provided for in Clause 17 of Part I of the Second Schedule hereto.

“the Perpetuity Period” means the period commencing on the date of this Lease and ending on the expiration or 21 years from the day of the death of the last survivor of the issue living of the late President of Ireland, Eamonn DeValera;

“Prescribed Rate” means 2% per annum above EURIBOR (European Inter Bank Offer Rate) or such other comparable rate of interest.

“Rent” means the Initial Rent or any revised rent substituted for the Initial Rent following on a variation in accordance with the provisions of the Fourth Schedule hereto.

“Rent Commencement Date” means the 20th day of October 2008 and refers to payment of the Rent;

“Rent Review Date” means the dates listed in the Fourth Schedule hereto;

“the Term” means the term of 21 years demised by this Lease from the Term Commencement Date;

“Term Commencement Date” means the 1 October 2008

“Utilities” means water, gas, sewerage, surface water, electricity, telecommunications and such other services enjoyed by the Demised Premises from time to time.

B.	Interpretation

In this Lease and in the several Schedules hereto:

(1)	The masculine includes the feminine and neuter genders.

(2)	Words in the singular include the plural and vice versa where the context so admits or requires.

(3)

Where two or more persons together constitute the Lessee or the Lessor the covenants and agreements on the part of the Lessee or Lessor herein expressed or implied by law shall be deemed to have been entered into jointly and severally by the said persons.

(4)	Any covenant by the Lessee not to do or omit any act or thing shall be construed as if it were a covenant not to do or omit or permit or suffer such act or thing to be done or omitted.

(5)

References herein to any enactment include where appropriate reference to any statutory modification thereof whether by way of amendment addition deletion or repeal and re-enactment with or without amendment.

(6)	The headings of recitals clauses and schedules are inserted for ease of reference only and shall not affect the interpretation of this Lease.

C.	The Lessor’s Title

The Lessor is seized of the Demised Premises for an estate in fee simple

1.	DEMISE AND RENT

In consideration of the rents and covenants on the part of the Lessee hereinafter reserved and contained the Lessor hereby demises unto the Lessee ALL THAT AND THOSE the Demised Premises TOGETHER WITH the ancillary rights and easements specified in the First Schedule Part II but EXCEPTING AND RESERVING unto the Lessor the rights and easements specified in the First Schedule Part III TO HOLD the same unto the Lessee as and from the Term Commencement Date for the Term YIELDING AND PAYING therefor and thereout during each and every year of the Term:

1.1

Yearly and proportionately for any fraction of a year, the Initial Rent from and including each Rent Review Date, such revised yearly rent as shall become payable under and in accordance with the provisions of the Fourth Schedule hereof and in each case to be paid at the option of the Lessor, (which said option may be exercised on any number of occasions) either by standing order, credit transfer or cheque by equal quarterly payments in advance on the Quarterly Gale Days being the lst January, lst April, lst July and lst October in every year without any deduction or set-off whatsoever the first payment to be made on Rent Commencement Date.

1.2	Subject to clause 1 of the Third Schedule yearly in advance on demand as additional rent in accordance with the provisions of Part I of the Third Schedule hereto:-

1.2.1	(a)

The entire of all sums payable by the Lessor for insuring the Demised Premises against loss or damage by the Insured Risks pursuant to Clause 1.2.1 of Part I of the Third Schedule and loss of rent pursuant to Clause 1.2.2 of Part I of the Third Schedule.

	(b)	All sums payable by the Lessor:-

(i)	For insuring in respect of Public Liability and other liabilities pursuant to Clause 1.2.3 of Part I of the Third Schedule hereto.

(ii)	For effecting such other insurances as the Lessor may deem necessary pursuant to Clause 1.2.4 of Part I of the Third Schedule hereto.

1.3	All Interest payable by the Lessee in accordance with Clause 6 of Part I of the Second Schedule hereto.

2.	LESSEE’S COVENANTS

The Lessee hereby covenants with the Lessor to perform and observe the covenants set out in Part I of the Second Schedule hereto.

3.	THE LESSOR’S COVENANTS

The Lessor hereby covenants with the Lessee that the Lessor will perform and observe the covenants set out in the Third Schedule hereto and to provide the services set out in the Second Schedule Part II.

4.	COVENANT FOR QUIET ENJOYMENT

The Lessor hereby further covenants with the Lessee that the Lessee paying the rent hereby reserved and performing and observing the covenants conditions and agreements herein contained and on the Lessee’s part to be performed and observed shall and may peaceably and quietly hold and enjoy the Demised Premises during the term hereby created without any lawful interruption or disturbance from or by the Lessor or any person or persons rightfully claiming under or in trust for the Lessor.

5.	AGREEMENTS AND DECLARATIONS

IT IS HEREBY AGREED AND DECLARED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:-

5.1	Rights to light and air

The Lessee shall not other than where expressly granted in this Lease be deemed to have acquired any right of air or light or any right of way or other easement from or over or affecting any land or hereditaments belonging to the Lessor and not included in this demise of the Demised Premises and the appurtenances demised therewith.

5.2	Arbitration

Other than matters contained in the Fourth Schedule hereto all disputes or differences which may arise touching the provisions of this Lease or the operation or construction thereof or the rights or liabilities of the Lessor or the Lessee for the resolution of which no provision has been made in this Lease shall be referred to the Arbitration of a single Arbitrator to be appointed on the application of either party by the President for the time being of the Incorporated Law Society of Ireland and the Arbitration Acts l954 to l980 shall apply accordingly.

5.3	Notices

5.3.1

A notice under this Lease must be in writing (subject to Second Schedule clause 9) and unless the receiving party or its authorised agent acknowledges receipt is valid if (and only if) it is given by hand sent by registered post or recorded delivery or sent by fax (provided in the case of sending by fax that a confirmatory copy is not later than the next working day given by hand or sent by registered post or recorded delivery) and served in accordance with Clause 5.4.2 hereof.

5.3.2	Effective service takes place:-

5.3.2.1	at its registered office where the receiving party is a company incorporated within the Republic of Ireland; or

5.3.2.2	at the Demised Premises where the receiving party is the Lessee; or

5.3.2.3	at that party’s address shown in this Lease or at any address specified in a notice given by that party to the other parties.

5.3.3

Unless it is returned through the Post Office undelivered a notice sent by registered post or recorded delivery is to be treated as served on the third working day after posting whenever and whether or not it is received.

5.3.4

A notice sent by fax is to be treated as served on the day upon which it is sent or where the fax is sent after 4 p.m. or on a day that is not a working day then on the next working day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Post Office undelivered.

5.3.5	For the purposes of this Clause 5.4 the term “working day” means a day when the Republic of Ireland clearing banks are open for business in the City of Dublin.

5.3.6	If the receiving party consists of more than one person then a notice to one of them is notice to all.

5.4	Forfeiture

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Lessor if:

5.4.1	the whole or any part of the rents or other sums reserved by this Lease is unpaid for fourteen days after becoming payable (whether formally demanded or not); or

5.4.2	there is a breach of any of the material Lessee’s covenants; or

5.4.3

if the Lessee (being a body corporate) has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members’ voluntary winding-up for the purposes of amalgamation or reconstruction which has the prior written approval of the Lessor) or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager is appointed in respect of the Demised Premises or of the Lessee; or

5.4.4

if the Lessee (being an individual, or if more than one individual, then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt (whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or has a receiving order made against him;

THEN, and in any such case, the Lessor may at any time thereafter re-enter the Demised Premises and thereupon the Term absolutely ceases and determines, but without prejudice to any rights or remedies which may then have accrued to the Lessor against the Lessee in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

5.5	Exclusion of warranty as to user

Nothing contained in this Lease or in any consent granted or approval given by the Lessor under it implies or warrants that the Demised Premises may be used under the Planning Acts or the Building Control Act for the purpose herein authorised or any purpose subsequently authorised and the Lessee hereby acknowledges that the Lessor has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under those Acts.

5.6	Effect of waiver

Each of the Lessee’s covenants shall remain in full force both at law and in equity notwithstanding that the Lessor may have appeared to have waived or released temporarily any such covenant, or waived or released temporarily or permanently, revocably or irrevocably a similar covenant affecting other property belonging to the Lessor.

5.7	No implied easements

Nothing in this Lease shall impliedly confer upon or grant to the Lessee any easement, right or privilege other than those expressly granted (if any) by it.

5.8	Representations

The Lessee acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Lessor, except any such statement or representation that is expressly set out in this Lease.

5.9	Applicable Law

This Lease and all relationships created thereby shall in all respects be governed by and construed and interpreted in accordance with Irish Law.

STATUTORY CERTIFICATES

Finance Act Certificate

IT IS HEREBY CERTIFIED for the purposes of stamping this Instrument that it is an Instrument to which Section 53 (lease combined with building agreement for dwellinghouse/apartment) of the Stamp Duties Consolidation Act, 1999 does not apply to this instrument by reason of the fact that the property being leased is a commercial unit in a mixed commercial and residential development.

Section 45 Certificate

IT IS HEREBY CERTIFIED that the property hereby demised is situate in the City of Dublin/by the Lessee that the Lessee being the person becoming entitled to the entire beneficial interest in the Demised Premises that it is a body corporate incorporated in a Member State of the European Economic Community or other European State which is a contracting party to the European Economic Area Agreement having its registered office, central administration or basic business within the territory of those States and as such is a qualified person within the meaning of Section 45 of the Land Act, 1945.

ADDRESS FOR NOTICES

The address of the Lessee in the State for service of notices and its description are:

1 Stokes Place, Stephen’s Green, Dublin 2

IN WITNESS whereof the respective common seals of the Lessor and the Lessee have been affixed hereto and the Lessee has hereunto set his hand and affixed his seal or has caused its Common Seal to be affixed the day and year first above WRITTEN

FIRST SCHEDULE

PART 1

(The Demised Premises)

ALL THAT AND THOSE the entire of the building known as 45 Fitzwilliam Square, Dublin 2 and comprising an area of 4,128 square feet (383.50 square metres) excluding the basement level and including without prejudice to the generality of the foregoing:

1.0	all the Conduits and Plant in, upon, over or under and exclusively serving the same;

2.0	all Landlord’s fixtures and fittings now or hereafter in or upon the same;

3.0	all additions, alterations and improvements thereto;

but excluding the airspace above and the ground below the Demised Premises.

FIRST SCHEDULE

Part II

(Ancillary Rights)

The following rights and easements are demised (to the extent only that the Lessor is entitled to make such a grant) to the Lessee to be enjoyed in common with the Lessor and the other Lessees and occupiers of the Building and all other persons authorised by the Lessor or having the like rights and easements:

1.

The free and uninterrupted passage and running of the Utilities to and from the Demised Premises through the Conduits which are now, or may at any time during the Term be, in, on, under or passing through or over the Building and the Adjoining Property;

2.	The right of support for the benefit of the Demised Premises as is now enjoyed from other parts of the Building;

3.

The right to connect into the conduits for the benefit of the Demised Premises and the right to come into the rest of the Building (strictly subject to the consent of any other occupiers in the Building) to make good any repairs to the conduits if the Lessor has not carried out such repairs at the cost of the Lessor.

FIRST SCHEDULE

PART III

(Exceptions and Reservations)

The rights listed in the First Schedule Part III shall only be exercised if the following are complied with:

a.	make good without undue delay any damage to the Demised Premises that may be caused by such exercise but without compensation for any temporary inconvenience or disturbance caused to Lessee;

b.	the rights shall only be exercised if it is not possible to carry out the works other than by coming onto the Demised Premises;

c.

the persons exercising the rights shall take all reasonable steps to ensure that as little damage or disturbance is done to the Premises or any fixtures or fittings therein or any goods or merchandise thereat as is reasonably practicable and as little inconvenience is caused to the Lessee as is reasonably practicable;

The following rights and easements are excepted and reserved out of the Demised Premises to the Lessor and the Lessees and occupiers of the Building and all other persons authorised by the Lessor or having the like rights and easements:

1.

The free and uninterrupted passage and running of the Utilities through the Conduits which are now, or may at any time during the Term be in, on, under, or passing through or over the Demised Premises;

2.

The right, at all reasonable times upon reasonable prior notice, except in cases of emergency, to enter (or, in cases of emergency or after the giving of reasonable notice during the Lessee’s absence, to break and enter) the Demised Premises in order to:

2.1	inspect, cleanse, maintain, repair, remove, renew, relay, replace with others, alter or execute any necessary works whatever to or in connection with the Conduits and any other services;

2.2

execute repairs, decorations, alterations and any other works and to make installations to the Demised Premises and or the Building or to do anything whatsoever which the Lessor may or must do under this Lease;

2.3

see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority.

PROVIDED THAT the Lessor or the person exercising the foregoing rights shall cause as little inconvenience as possible to the Demised Premises and shall make good, without delay, any damage thereby caused to the Demised Premises;

3.

The right to erect temporary scaffolding for the purpose of repairing or cleaning the Building notwithstanding that such scaffolding may temporarily interfere with the proper access to or the enjoyment and use of the Demised Premises;

4.

The right to erect and maintain signs on the Building (not on the Demised Premises) and any premises abutting the same advertising the sale or letting of any premises or for the purposes of a planning or other application in respect of any premises.

5.	The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by other parts of the Building.

6.	The air space over and the ground below the Demised Premises.

7.

Full right and liberty at any time hereafter to raise the height of, or make any alterations or additions or execute any other works to the Building in such a manner as the Lessor or the person exercising the right shall think fit.

SECOND SCHEDULE

PART 1

(The Lessee’s Covenants)

The Lessee hereby covenants with the Lessor as follows:-

(1)	RENTS

To pay the Rent reserved by this Lease and any additional sums payable herein at the times and in the manner herein prescribed for the payment.

(2)	TO PAY OUTGOINGS

2.1

To pay bear and discharge all rates taxes, duties, charges, assessments, impositions and outgoings whatsoever whether parliamentary, parochial or any other description now or hereafter to be assessed, charged or imposed or payable in respect of the Demised Premises or any part thereof or upon or by the owner or occupier thereof and all proper apportionments thereof including Value Added Tax (where applicable) and to refund to the Lessor on demand by way of additional rent (in case any of the same are payable, charged or assessed on the Demised Premises together with other property as a whole) a fair and proper proportion thereof attributable to the Demised Premises to be reasonably determined by the Lessors Surveyor and/or Accountant and in the event of a disagreement the matter shall be referred to Arbitration as per Clause 5.2 above.

2.2	To pay all outgoings payable by the Lessee under the provisions of this Lease in respect of the Demised Premises.

2.3

To pay the suppliers of and indemnify the Lessor against all charges for Utilities used at or in relation to the Demised Premises and/or any charges relating to any apparatus belonging to those suppliers.

(3)	COMPLY WITH REGULATIONS

To observe and comply with at the Lessee’s expense all present and future regulations and requirements of the gas, electricity and water supply authorities in respect of the Demised Premises and to keep the Lessor effectually indemnified in respect thereof.

(4)	TO PAY STAMP DUTY

To pay the stamp duty on this Indenture and counterpart including the cost of registration (if any) in connection therewith and to indemnify the Lessor against the same.

(5)	TO INSURE AGAINST CONSEQUENTIAL LOSS AND MATERIAL DAMAGE

To insure the Demised Premises against consequential loss arising out of damage or destruction by the Insured Risks and to insure any panelling or partitions which are or shall be at any time during the term affixed into or about the Demised Premises and all improvements and additions thereto and all trade and Lessees fixtures, fittings and stock against loss, or damage by the Insured Risks and to produce the relevant Policy or Policies and latest receipt for premium to the Lessor or its agent, if so requested.

(6)	TO PAY INTEREST

To pay from time to time interest at the Prescribed Rate on any sum which is by any provision of this Indenture or by any other provisions of the Schedules other than the provisions of the Fourth Schedule hereto made payable by the Lessee to the Lessor on demand or at a specified date, such interest to run from the date of first demand or the specified date as the case may be and such interest to be deemed to be additional rent.

(7)	TO REPAIR

To repair the Demised Premises and keep in good repair order and condition and, as often as may be necessary, to rebuild, reinstate or replace the Demised Premises and to maintain, repair and keep in good working order and condition and, as often as may be necessary, to renew and replace by articles of a similar kind and quality all Plant and Conduits in, upon, over or under the Demised Premises and to repair any damage caused to the Demised Premises by the breakdown, misuse of, or failure to repair such Plant and Conduits and to indemnify the Landlord against any loss or liability resulting therefrom Provided that the Tenant’s liability under this clause does not extend to damage in respect of which the Landlord is indemnified under a policy of insurance or to damage in respect of which the Landlord has no such entitlement through his own default and, if the damage caused by any of the Insured Risks would otherwise give rise to a right to surrender this Lease under the provisions of Section 40 of the 1860 Act or otherwise, the Tenant hereby absolutely waives and abandons such right.

AND TO paint or decorate in a good and workmanlike manner in every third year the interior of the Demised Premises in every subsequent third year of the term hereby granted and also in the final year of the term (however determined) PROVIDED ALWAYS that the Lessee shall not under this Clause (7) be permitted to carry out any works to the Building.

(8)	TO KEEP THE DEMISED PREMISES CLEAN

8.1

To keep the Demised Premises and every part thereof clean and tidy and free from deposits of refuse or rubbish and not to bring or keep or suffer to be brought or kept on the Demised Premises or any part of the Building any rubbish or scrap or anything which, in the reasonable opinion of the Lessor or its Management Agent, is or may become unclean, unsightly, noisome or offensive or calculated or liable to detract from quality, amenity or reputation of the Building or the Demised Premises or any of them and so often as it shall be necessary or desirable to remove from the Demised Premises all such refuse, rubbish, and scrap which may accumulate or be there.

8.2

To maintain and keep all electrical, mechanical and other plant, machinery, equipment, furnishings, furniture, fixture and fittings or conduits from time to time on in or at the Demised Premises including without prejudice to the generality of the foregoing, heating, cooling, lighting, and ventilating equipment properly and regularly serviced and maintained and when necessary repaired by qualified persons at intervals which are approved of by the manufacturers of such installations and equipment and will replace from time to time all Lessors fixtures and fittings and appurtenances with fixtures fittings and appurtenances of equal value in the Demised Premises which may be or become beyond repair at any time during or at the expiration or sooner determination of the Term

(9)	PERMIT ENTRY

9.1	To permit the Lessor to enter the Demised Premises after giving 12 hours verbal notice (except in emergency when no notice shall be required) in order to:-

9.1.1	ascertain whether the Lessee’s covenants in this Lease have been observed and performed;

9.1.2	inspect the state of repair and condition of the Demised Premises and prepare any schedule of condition or dilapidation;

9.1.3

carry out any repairs remove and make good any unauthorised alterations or execute any work which the Lessee is obliged hereunder to perform but has failed to carry out remove or execute after notice from the Lessor of such requirement;

9.1.4

do any things necessary to prevent the making of any encroachment or the acquisition of any easement against the Demised Premises in the event of the Lessee’s failure to take action after notice from the Lessor of such requirement;

9.1.5

estimate the current value of the Demised Premises for insurance purposes and to take schedules or inventories of fixtures and fittings or other things to be yielded up on the termination date of this Lease.

9.2

Within 14 days after receiving notice from the Lessor (or sooner if the Lessor considers it reasonably necessary) to repair and make good the Demised Premises and to comply with the requirements of the Lessor set out in such notice in accordance with the obligations of the Lessee under this Lease and if the Lessee fails to do so the Lessor shall have the right to enter the Demised Premises and carry out any such repairs and the costs incurred by the Lessor as a result of executing such work or complying with such requirements shall be paid by the Lessee to the Lessor on demand and the Lessee shall indemnify the Lessor against the whole of such costs.

9.3

To permit the Lessor together with it’s respective surveyors, agents, officers, servants, contractors, licensee and workmen) to enter the Demised Premises after giving 12 hours notice (except in emergency when no notice shall be required) in order to:-

9.3.3	execute any repairs decorations alterations building engineering or other works;

9.3.5	facilitate any other reasonable purpose which cannot otherwise be conveniently effected.

9.4

In the case of a sale of any interest in the Demised Premises superior to this Lease at any time and in the case of a re-letting of the Demised Premises at any time during the period beginning six months prior to the expiry of the Term to permit the Lessor to enter the Demised Premises at reasonable times and affix and retain upon any suitable part of the Demised Premises but in a position so as not to obscure the front and fascia of the Demised Premises a notice for the sale of any interest in the Demised Premises superior to this Lease or for the re-letting of the Demised Premises (as the case may be) and not to remove or obscure such notice and during such period to permit persons having the authority of the Lessor at reasonable times (after giving 12 hours notice) to enter and view the Demised Premises.

(10)	TO MAINTAIN WATER PIPES

To keep all water pipes in the interior of the Demised Premises reasonably protected from frost and to be responsible for all damage occasioned through the bursting, overflow or stopping up of pipes, fixtures and fittings occasioned by the negligence of the Lessee, or servants and others and will not permit the waste of any water.

(11)	TO REPAIR IN ACCORDANCE WITH STATUTORY OR OTHER NOTICES SERVED

At the Lessee’s own expense to execute all works and to provide and maintain all arrangements which, by or under any act of Parliament or of the Oireachtas already passed or any act of the Oireachtas which may hereafter be passed or any regulation directive bye law or other act having force of law by any Government Department, Local Authority or other Public Authority or duly authorised officer of Court of competent jurisdiction acting under or in pursuance of any enactment, are or may be directed or required to be executed, provided and maintained at any time during this demise upon or in respect of the Demised Premises or any part thereof whether by the Lessor or Lessee and not to do or commit or suffer to be done or committed in or about the Demised Premises any act or thing by reason of which the Lessor or Lessee may under any enactment incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, charges or expenses PROVIDED ALWAYS that where such works are carried out by the Lessee and provided such work are improvements they shall be disregarded on rent review.

(12)	GLASS

Unless instructed to the contrary in writing by the Lessor to insure and keep insured in the name of the Lessor and the Lessee all glass forming part of the front and all plate glass windows and doors of the Demised Premises (only where this is applicable) against damage or destruction by accident in sums sufficient to replace the same and to pay all premiums necessary for the above purpose within seven days after the same becomes due and further whenever so required to produce to the Lessor the policies of such insurance and the receipts for the current year’s premiums and to lay out forthwith all monies received under such insurance of plate glass and any additional money which may be required in the replacement of the plate glass with glass of the same quality and thickness.

(13)	NOT TO AVOID INSURANCE

Not to do or permit or suffer to be done any act or thing whereby any policy or policies of insurance effected or in connection with the Demised Premises or in connection with the Building or any part thereof or any legal liability in connection therewith may be rendered void or voidable or whereby payment of the insurance monies in whole or in part may be withheld or whereby the rate of premium thereon may be increased above those currently payable and to pay to the Lessor on demand all sums paid by way of increased premiums and all expenses incurred by the Lessor in or about any renewal of any policy or policies rendered necessary by a breach of this covenant.

(14)	TO COMPLY WITH STATUTORY PROVISIONS

To comply with all laws for the time being in force (including regulations and bye laws) relating to Town Planning, Public Health and Sanitation and fire prevention.

(15)	TO INFORM THE LESSOR OF NOTICES RECEIVED

To give notice to the Lessor as soon as reasonably possible of any notice or requirements under any such laws aforesaid which may either prohibit restrict or interfere with the use or intended use of the Demised Premises or require (either directly or as a condition of any permission or licence) works or alterations to be carried out thereon.

(16)	TO REGISTER ASSIGNMENTS

To register every Assignment Underlease or other devolution of the Lessee’s interest in the Demised Premises by producing to the Lessors Solicitors the original instrument and a certified copy of same affecting or evidencing the same.

(17)	USE AND TRADE

Not without the prior consent in writing of the Lessor or its Agent thereunto lawfully authorised such consent not to be unreasonably withheld, to use or permit or suffer to allow the Demised Premises or any part thereof, to be used for any purpose other than offices and for no other purpose or purposes whatsoever PROVIDED ALWAYS that upon any application by the Lessee, or any underlessee of the Lessee for liberty to alter or change the aforesaid Permitted Use of the Demised Premises the Lessor shall not unreasonably withhold its consent to a proposed change of use but the Lessor shall be entitled to refuse its consent to any proposed change of the Permitted Use in the interest of good estate management and such refusal shall, notwithstanding anything herein or in the Landlord and Tenant Acts 1931 to 1994 contained be deemed for all purposes to be reasonable if such change of user in the opinion of the Lessor (if sanctioned) would or might result in:-

17.1	The use of the Demised Premises for the following uses:-

17.1.1	Restaurant for the consumption of food on or off the Demised Premises.

17.1.2	The Sale of Intoxicating Liquor for consumption on the Demised Premises;

17.1.3	Nightclub;

(18)	PROHIBITED USE

Without prejudice to the provisions of Clause 18 hereof:-

18.1

not to use the Demised Premises or any part thereof for any illegal or immoral purpose nor for any public or political meeting or public exhibition nor for any dangerous, noisy or noxious trade, business or occupation whatsoever.

18.2

not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering or as a betting office or as an amusement shop or arcade or as a club or to allow gambling machines or video game machines on to the Demised Premises.

18.3	not at any time to use the Demised Premises for any of the following uses:

18.3.1	Restaurant for the consumption of food on or off the Demised Premises.

18.3.2	The Sale of Intoxicating Liquor for consumption on the Demised Premises;

18.3.3	Nightclub.

(19)	BUILDING EXTERIOR

Not to affix to the Demised Premises any front other than a front of good quality and workmanship, and first approved by the Lessor’s Architect or Surveyor, such approval not to be unreasonably withheld (where applicable).

(20)	NOT TO OVERLOAD

Not to overload or permit to be overloaded in any way whatsoever the floors and other structural parts of the Demised Premises and not to do anything to reduce or impair the structural integrity or fire rating of the party walls, floors or ceilings between the Demised Premises and adjoining units.

(21)	ELECTRICAL INSTALLATIONS

Not to permit the generation of heat, light and power other than by gas oil or electricity and not to make or permit any alteration in or addition to the electrical installation on the Demised Premises, and not to connect any appliance thereto other than those for which such installation is designed.

(22)	NOT TO OBSTRUCT

Not to stop up or obstruct or permit or suffer to be stopped or obstructed, or to suffer oil, grease or other deleterious matter or substances to enter the Conduits of the Demised Premises and to employ such plans for treating deleterious as effluent as may be reasonably required by the Lessor before permitting such effluent to enter the Conduits.

(23)	LIGHTS

Not to stop or darken or obstruct any windows or other light belonging to the Demised Premises or knowingly permit any new window, light, opening, doorway, paths, passages, drains or other encroachment or easement to be made or acquired in, against out of or upon the Demised Premises, which may cause annoyance or inconvenience to the Lessor

(24)	TO PROVIDE LIGHT AND HEAT

To provide, operate and maintain suitable lighting, heating and where necessary or appropriate ventilation in the Demised Premises provided that the Lessee shall not operate any heating apparatus which causes a naked flame.

(25)	TO PERMIT TO VIEW

To permit any prospective Purchaser, Lessee or Mortgagee of the Lessor’s interest in the Demised Premises or in the Building by himself or his agent with the written authority of the Lessor or its agent to view the Demised Premises at all reasonable times.

(26)	TO YIELD UP

At the expiration or sooner determination of the said Term peaceably and quietly to yield up the Demised Premises together with all additions, alterations and improvements made thereto during the Term which the Lessor has asked the Lessee not to remove under Clause 31 hereof other than the Lessees fixtures and fittings which the Lessee shall be entitled to remove and in such repair and condition as is required by the Lessee’s covenants in this Lease and in case any of the said fixtures shall be missing, broken, damaged or destroyed to forthwith replace them with others of a similar kind and of equal value damage of the Insured Risks excepted.

(27)	INDEMNITY

To indemnify and keep indemnified the Lessor against all and any expenses, costs, claims, demands, damages and other liabilities whatsoever in respect of injury or death of any person or damage to any property howsoever arising directly or indirectly out of:-

(a)	the state of repair or condition of the Demised Premises.

(b)	the existence of any alterations thereto made by the Lessee or the state of repair or condition of such alterations.

(c)	the user of the Demised Premises by the Lessee.

(d)	any work carried out or in the course of being carried out on or in the Demised Premises by the Lessee.

(e)	anything now or hereinafter attached to or projecting from the Demised Premises.

(f)

any other cause save the Insured Risks AND fully and effectually to indemnify the Lessor against breach, non observance or non performance by the Lessee of any of the covenants or conditions on the part of the Lessee herein contained or of the provisos or stipulations herein contained and intended to be performed and observed by the Lessee and against any actions, costs, claims, expenses and demands whatsoever or howsoever arising in respect of or as a consequence (whether direct or indirect) of any such breach, non performance or non observance of the aforesaid PROVIDED ALWAYS that the Lessee shall not be liable for damage caused by any of the Insured Risks unless the relevant policy or policies of insurance shall have been rendered void or payment of the whole or any part of the Insurance Money in respect thereof shall have been refused in consequence of some act or default on the part of or suffered by the Lessee.

(28)	ALTERATIONS

28.1

Not to make any structural alterations or additions to the Demised Premises whatsoever nor to change the external appearance of the Demised Premises nor to unite the Demised Premises with any other property nor to demolish the Demised Premises and all other alterations subject to the consent of the Lessor such consent not to be unreasonable withheld.

28.2	If the Lessor gives the Lessee consent to carry out alterations or additions to the Demised Premises the Lessee will:-

28.2.1

supply the Lessor with three copies of the plans and specifications of the proposed alterations or additions and will have them approved by the Lessor or the Lessor’s Surveyor in writing before starting any work;

28.2.2	carry out such alterations or additions in a good and workmanlike manner and with good quality materials and to the reasonable satisfaction of the Lessor or the Lessor’s Surveyor;

28.2.3

at the Lessor’s request, reinstate the Demised Premises at its own expense to the condition they were in before the execution of the alterations or additions and make good all consequential damage to the reasonable satisfaction of the Lessor or the Lessor’s Surveyor during the period of six months immediately preceding the end of the Term (unless asked not to do so by the Lessor);

28.2.4	enter into such reasonable covenants and obligations as the Lessor requires in respect of the carrying out of such alterations or additions;

28.2.5

obtain all necessary consents from any Statutory or Local Authority including, if applicable, planning permission and Fire Safety Certificate and to carry out all such alterations or additions in compliance with any such consents, permissions, certificates and in compliance with the building regulations under the Building Control Act;

28.2.6

comply with the Safety Health and Welfare at Work (Construction) Regulations 1995 and supply the Lessor with a copy of any health and safety file required to be maintained by the Lessee under those regulations;

28.2.7	pay the reasonable fees of the Lessor’s professional advisors;

and if alterations or additions are carried out without the Lessor’s prior written consent or not in accordance with the provisions of this Clause 28 hereof the Lessor may remove or reinstate all such unauthorised alterations or additions and the Lessee will pay to the Lessor on demand the cost of such work together with Interest in the event of late payment or the Lessor can call upon the Lessee to reinstate or remove all such unauthorised alterations or additions at its own cost.

28.3

Not to make any alterations or additions to the electrical installation in the Demised Premises without the Lessor’s prior written consent (not to be unreasonably withheld) and then only in accordance with the terms and conditions for the time being laid down by RECI (The Register of Electrical Contractors of Ireland) or any body replacing the same and the regulations of the electricity supply authority for the time being.

28.4

Not to fix to the outside of the Demised Premises any bracket aerial fixture wire or other apparatus for radio-diffusion wireless television or telephone without obtaining the Lessor’s written consent and its written approval (such consent and approval not to be unreasonably withheld) of the proposed situation and method of fixing .

28.5

To give the Lessor written notice of the value for insurance purposes of any permitted alteration addition or erection (whether or not it required the consent of the Lessor) immediately after it has been completed and the Lessor will not be liable to effect insurance of such works until seven days after the Lessor has received such notice and in the event that such alteration addition or erection shall require additional insurance the Lessee shall discharge in full any resultant increased insurance premium.

(29)	ALIENATION

29.1

Not to assign, transfer, underlet, or part with the possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demised Premises or any part thereof as a licensee, franchisee or concessionaire during the Term except with the previous consent in writing of the Lessor subject to the following provisions or such of them as may be appropriate that is to say:-

29.1.1

The Lessee shall prior to any such assignment, transfer, underletting apply to the Lessor giving all reasonable information (including, but not by way of exception, trade and bank references and audited accounts) concerning the proposed assignee, transferee or underlessee as the Lessor may require;

29.1.2

The Lessor’s consent to any such assignment, transfer or underletting, shall be given by licence or in such other manner as the Lessor may reasonably decide but shall be endorsed on the Deed of Assignment and the Lessee shall pay the reasonable costs in connection with such consent;

29.1.3

In the case of an assignment to a limited liability company if it shall be deemed reasonable, the Lessor may require that a parent or associate company or two directors of standing satisfactory to the Lessor shall join in such consent as aforesaid as surety for such company in order to covenant with the Lessor as surety that such company will pay the rent and other payments provided for in this Lease and perform and observe the said covenants and conditions contained in this Lease and indemnify and save harmless the Lessor against all loss, damages, costs and expenses arising by reason of any default by such company.

29.2

In the case of an underlease the same shall be of the entire of the Demised Premises and the underlessee shall if required by the Lessor, enter into a direct covenant with the Lessor to perform and observe all the covenants and conditions herein contained and every such under lease shall also be subject to the following conditions, that is to say that it shall contain:-

29.2.1

An unqualified covenant on the part of the under lessee not to under lease or part with or share the possession of the whole or part only of the Demised Premises thereby demised without the Lessors consent such consent not to be unreasonable withheld.

29.2.2

A covenant on the part of the under lessee not to assign part only of the Demised Premises thereby demised and not to assign the whole of the Demised Premises thereby demised without obtaining the previous consent in writing of the Lessor;

29.2.3	Covenants and conditions in the same terms as nearly as circumstances admit as those contained in this Lease;

29.2.4

A covenant on the part of the underlessee prohibiting the underlessee from doing or suffering any act or thing upon or in relation to the Demised Premises inconsistent with or in breach of the provisions of this Lease;

29.2.5	A provision giving the Lessor rights of entry for breach of any of the covenants by the under-Lessee;

29.2.6	The same restrictions as to alienation, assignment, underletting, parting with or sharing possession or occupation of the Demised Premises underlet as are contained in this Lease.

AND the Lessee hereby covenants to operate and enforce all such covenants and conditions enforceable by the Lessee as Lessor under such an underlease.

29.3	In relation to every underlease, the Lessee covenants:-

29.3.2

to enforce observance of the provisions of the underlease by every underLessee and not at any time, either expressly or by implication, to waive any breach of the covenants or conditions on the part of the underLessee but promptly to take steps to remedy the breach;

29.3.3	not to vary the terms of the underlease without the consent of the Lessor;

29.3.4	such underlease must be in a form approved by the Lessor.

29.4

Without prejudice to any other grounds on which the Lessor may be entitled to refuse it’s consent hereunder, the Lessor shall be entitled to refuse it’s consent to any such proposed assignment, transfer, underletting, or parting with the possession or occupation of the Demised Premises or the sufferance of any person to occupy the Demised Premises or any part thereof as a licensee, franchisee or concessionaire if:-

29.4.3	the proposed assignee or other person aforesaid has or may have immunity from legal proceedings in relation to any breach of any covenant or condition in this Lease or any underlease;

AND a refusal by the Lessor of its consent to any proposed assignment, transfer, underletting, disposition, or parting with the possession or occupation of or the granting of any such licence, franchise or concession in respect of the Demised Premises or any part thereof on any of the grounds specified above shall in all respects and for all purposes be deemed to be reasonable.

29.5

Without prejudice to any other grounds on which the Landlord may or might be entitled to refuse consent under this Clause 29 it shall be deemed reasonable for the Landlord to refuse its consent to any proposed assignment, transfer, sub-letting, parting with or sharing the possession or occupation of the whole of the Premises or any part thereof as a licensee or concessionaire (each a “Disposal”) if the Disposal would result in a VAT cost for the Landlord provided that it shall not be reasonable for the Landlord to refuse its consent to a Disposal in such circumstances where prior to the Disposal the Tenant pays the Landlord an amount equal to the VAT cost incurred or borne by the Landlord as a result of such Disposal and the Tenant shall indemnify and keep the Landlord indemnified from and against any irrecoverable VAT or any claw back of VAT together with interest and penalties arising out of any breach of this Clause 29.

(30)	PLANNING ACTS

In relation to the Planning Acts:

(a)

Not to do or omit or permit to be done or omitted anything to or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or of any notices, orders, licences, consents, permission and conditions (if any) served, made, granted or imposed thereunder or under any enactment repealed thereby and to indemnify (as well after the expiration of the said term by effluxion of time or otherwise as during its continuance) and keep indemnified the Lessor against all actions, proceedings, damages, penalties, costs, charges claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission and the works and things done in pursuance thereof.

(b)

In the event of the Lessor giving written consent to any of the matters in respect of which the Lessor’s consent shall be required under the provisions of this Lease or otherwise and in the event of permission from any Planning Authority under the Planning Acts being necessary for any addition, alteration or change on or to the Demised Premises for the change of user thereof to apply at the cost of the Lessee to the Local Planning Authorities for all consents and permissions which may be required in connection therewith and to give notice to the Lessor of the granting or refusal (as the case may be) of all such consents and permission forthwith on the receipt thereof.

(c)

To give notice forthwith to the Lessor of any Notice Order or proposal for a notice or order served on the Lessee under the Planning Acts and if so required by the Lessor to produce the same and at the request and cost of the Lessor to make or join in making such objections or representations in respect of any proposals as the Lessor may require

(d)	To comply at its own cost with any notice or order served on the Lessee or Lessor under the provisions of the Planning Acts in so far as they affect the Demised Premises.

(e)

If and when called upon to do so to produce to the Lessor or its Surveyors all such plans, documents and other evidence as the Lessor may reasonably require in order to satisfy itself that the provisions of this clause have been complied with in all respects.

(f)

Not to place or deposit or allow to be placed or deposited for sale or otherwise outside any parts of the Demised Premises any goods, articles or things whatsoever and not to obstruct or allow to be obstructed any forecourt, footpath or walkway abutting the Demised Premises.

(31)	SIGNS AND ADVERTISEMENTS

31.1

Not to erect or display on the exterior or any part of the Demised Premises or in the windows thereof so as to be visible from the exterior any pole, flag, advertisement poster, notice or other sign or thing whatsoever without first obtaining the consent in writing of the Lessor such consent not to be unreasonably withheld or delayed.

31.2	On the termination of this Lease, to remove any such pole, flag, advertisement, poster, notice or other sign and make good all damage caused.

(32)	WAIVER

In case the Demised Premises or any part thereof shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by or from any of the Insured Risks during the term hereby granted the Lessee absolutely waives and abandons its rights (if any) to surrender this Lease under the provision of Section 40 of the 1860 Act or otherwise.

(33)	ENCROACHMENTS

Not to obstruct any windows lights or openings of the Demised Premises nor to permit any new window light opening doorway path passage or drain or other trespass encroachment or easement to be made or enjoyed upon over under or against the Demised Premises and if any such trespass encroachment or easement is made or is attempted to be made to give immediate written notice to the Lessor and at the Lessor’s request and the Lessors cost to adopt such means and take such steps as the Lessor may require for preventing any such trespass or encroachment or the acquisition of any such easement

(34)	LEGISLATION

34.1

To observe and comply with the requirements of all statutes and legislation whether public or local affecting the Demised Premises or anything taking place there and to indemnify the Lessor against all proceedings penalties costs or claims in respect of any acts or omissions in breach of this obligation.

34.2

If the Lessee receives notice of any order or proposal under such legislation to give notice to the Lessor immediately and if so required by the Lessor at the Lessees cost to make or join with the Lessor in making such objections or representations in respect of any order or proposal as the Lessor may require and to comply at its own cost with any notice or order served on the Lessee under any such legislation.

(35)	NUISANCE

35.1

Not to do or permit or suffer to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance, or danger, or likely to cause an accident, injury or damage to the Lessor, or the owner or lessees of the Units or as the case may be the owners or lessees or occupiers of neighbouring or adjoining premises or to any fixtures or fittings goods furniture or other such property including injury or damage attributable to the neglect or default or carelessness of the Lessee or to the bursting overflowing disrepair or leaking of any cistern tank basin pipes or other apparatus in the Demised Premises which the Lessee is liable to repair or renew.

35.2

To pay to the Lessor as the case may be all costs, charges and expenses which may be incurred by the Lessor in abating a nuisance in respect of the Demised Premises and to execute all such works as may be necessary for abating such a nuisance in obedience to a notice lawfully served by a Local or Public Authority or pursuant to any Court Order.

35.3

If the Lessor shall abate any nuisance which the Lessee is responsible to abate the Lessee shall pay all reasonable costs, charges and expenses incurred in abating such nuisance and executing all such works as may be necessary for abating such nuisance whether or not required in order to comply with a notice served by any Local or other Authority or any other person entitled to abate a nuisance.

35.4

Not to have, store or keep upon the Demised Premises or any part thereof any substance of an explosive or of an inflammable or dangerous nature or such as might increase the risk of fire or explosion or which might attack or in any way injure by percolation, corrosion or otherwise the Demised Premises or the keeping or the use whereof may contravene any statute or local regulation or bye law and not to house or operate or permit to be housed or operated in or upon the Demised Premises or any part thereof any portable heating appliances other than portable electric heaters, any engine or machinery of any kind other than the usual machines used for the Lessee’s trade or business and which are not likely to cause undue vibration or be or become a vibration annoyance or disturbance to any other Lessees or the owners or occupiers or lessees or any adjoining or neighbouring premises.

35.5

Not to install or suffer to be installed any machinery on the Demised Premises which shall be noisy or cause undue vibration or which shall be either dangerous or a nuisance to the Lessor or the owners or lessees or occupiers of neighbouring or adjoining Demised Premises.

35.6

To take all necessary steps to ensure that all smells caused by cooking, refuse or food shall not cause any nuisance to the Lessor or any of the Lessees or occupiers or the owners or lessees of any adjoining or neighbouring premises.

(36)	FIRE REQUIREMENTS

36.1

To comply with all the requirements (whether notified or directed to the Lessor and then to the Lessee or directly to the Lessee) of the appropriate Local Authority or Fire Authority and the Lessor’s Insurers in relation to fire regulations and precautions concerning the Demised Premises and to indemnify the Lessor against any costs or expenses in complying with any such requirements

36.2

To keep the Demised Premises supplied and equipped with such fire fighting and extinguishing appliances as shall be required by any statute, Local Authority, Fire Authority or the Lessor’s insurers or as shall be reasonably required by the Lessor and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Lessor.

36.3

Not to obstruct the access to or means of working any fire fighting, extinguishing and other fire safety or other appliances for the time being installed in the Demised Premises or in the Building or the means of escaping the Demised Premises or the Building in the case of fire or other emergencies.

(37)	NO FURTHER EXITS

Not without the consent of the Lessor, such consent not to be unreasonably withheld to open or allow to be opened any exits or entrances from or to the Demised Premises other than existing exits or entrances which form part of the plans of the Demised Premises previously approved of by the Lessor.

(38)	COSTS

To pay the Lessor all reasonable and proper costs, fees, charges, disbursements and expenses properly incurred by the Lessor including, but not limited to, those payments to solicitors, counsel, architects, surveyors and sheriffs in relation to:-

38.1

the preparation and service of a notice under Section 14 of the Conveyance and Law Property Act, 1881 and of any proceedings under the said Act and/or the Landlord and Tenant Law Amendment Act, Ireland, 1860 (whether or not any right of re-entry or forfeiture has been waived or a notice served under Section 14 of the said 1881 Act has been complied with by the Lessee and notwithstanding that forfeiture has been avoided otherwise than by relief granted by the Court).

38.2

the preparation and service of all notices and any schedules relating to dilapidations or want of repair, either served during or within six weeks after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term).

38.3

the recovery or attempted recovery by the Lessor of arrears of rent or service charge or other sums due from the Lessee to the Lessor or in procuring the remedying of the breach of any covenant by the Lessee.

38.4	any application for consent arising from, required or made necessary by this Lease whether or not same is granted (or whether or not the application has been withdrawn).

(39)	NOT TO DAMAGE THE BUILDING

Not to damage the Building and not to do or suffer any act or thing whereby any part of the of the Building may be damaged or obstructed or the use thereof by other users or occupiers may be hindered in any manner whatsoever

40.	RULES AND REGULATIONS

To comply at all times with any reasonable rules and regulations of the Lessor in relation to the Demised Premises with all requirements of the Insurers, Fire Local and Public authorities in respect of the Demised Premises and to indemnify the Lessor against any costs or expenses in complying with such requirements.

SECOND SCHEDULE

PART II

Lessor’s Covenants

(Services)

1.	Repairs and maintenance

Repairing, maintaining, decorating and (as and when necessary) altering, replacing, renewing, rebuilding and reinstating those parts of the Building other than the Demised Premises.

2.	Statutory requirements

Carrying out any works to the Building required to comply with any statute (other than works for which any Lessee or occupier is responsible).

THIRD SCHEDULE

(Lessor’s Covenants)

(1)	INSURANCE

1.1	For the purpose of this lease the expression “the Insured Demised Premises” means the Demised Premises but excluding the matters referred to in Clause 5 of Part I of the Second Schedule hereto.

1.2

Subject to the Lessor being able to effect insurance against the items referred to in this Clause 1 having used all reasonable endeavours to obtain same and subject to reimbursement by the Lessee of the costs of such insurance of this Lease the Lessor covenants with the Lessee to insure the following in the name of the Lessor:

1.2.1

the Insured Demised Premises against loss or damage by the Insured Risks in the full reinstatement costs thereof (to be determined from time to time by the Lessor or his Surveyor or Professional Advisor) including:

(i)	Architects, Surveyors, Consultants and other professional fees (including VAT thereon if applicable).

(ii)	The costs of shoring up, demolition site clearance and similar expenses.

(iii)

all stamp duty and other taxes or duties exigible on any building or like contract that may be entered into and all other incidental expenses relative to the reconstruction, reinstatement or repair of the Insured Demised Premises.

(iv)	such provision for inflation as the Lessor in his absolute discretion shall deem appropriate.

1.2.2.

The loss of Rent from time to time payable or reasonably estimated to be payable under this Lease (taking into account any review of rent which may become due under this Lease) following loss or damage to the Insured Demised Premises by the Insured Risks for three years, or such longer period as the Lessor may from time to time in its absolute discretion, deem to be reasonable having regard to the likely period required for rebuilding and for obtaining Planning Permission and for compliance with fire and other Local Authority and Statutory Regulations and any other consents and approvals in connection with the reinstatement of the Insured Demised Premises.

1.2.3.

Liability for injury to persons in the Building and any other liability of the Lessor arising out of or in relation to the Insured Demised Premises and to any extension or variation of the Insured Demised Premises.

1.2.4	such other insurances as the Lessor shall, in it’s discretion from time to time, deem it necessary to effect.

1.3

In the event of the Lessor being prevented (for whatever reason) from rebuilding or reinstating the Insured Demised Premises having used all reasonable endeavours to rebuild or reinstate same the Lessor shall be relieved from it’s obligation to reinstate same pursuant to Clause 2 hereof and shall be solely entitled to all the insurance monies and if such rebuilding and reinstatement shall continue to be so prevented for three years after the date of the destruction or damage [and this lease has not been terminated by frustration] or if the loss of rent insurance cover period is less than three years then after the expiration of the loss of rent cover period the Lessor or the Lessee may at any time after the expiry of such three years or at the expiration of the loss of rent cover period if the loss of rent to cover the period is for less than three years by furnishing not less than three month’s written notice to the other determine this demise and upon the expiration of three months from the date of service of such notice this agreement shall be deemed at an end, but without prejudice to any claim by either Party against the other in respect of any antecedent breach of covenant. The Lessor covenants to procure that the Insurers waive any subrogation rights that they may have against the Lessee during the term of this Lease.

(2)	REINSTATEMENT

Subject as hereinbefore provided if the Insured Demised Premises or any part thereof is destroyed or damaged by any of the Insured Risks then:

(i)

unless payment of the insurance moneys shall be refused in whole or in part by reason of any act, neglect or default of the Lessee or the servants, agents, licensees or invitees of the Lessee or any underlessee or any persons under its or their control; and

(ii)

subject to the Lessor being able to obtain any necessary planning permission and procure compliance with fire and other Local Authority and Statutory Regulations and all other necessary licences, approvals and consents (in respect of which the Lessor shall use its reasonable endeavours to obtain); and

subject to the necessary labour and materials being and remaining available (which the Lessor shall use its reasonable endeavours to obtain as soon as practicable) the Lessor shall lay out the proceeds of such insurance in the repair, rebuilding and reinstatement of the Insured Demised Premises or the part or parts thereof so destroyed or damaged, substantially as the same were and of a similar quality and floor area prior to any such destruction or damage (but not so as to provide accommodation identical in layout and manner of method and construction if it would not be reasonably practical to do so) AND so as to render the Demised Premises fit for occupation and use for the purpose authorised and manner provided for in this lease within three years of the date of such destruction or damage or within such further period as the parties may agree.

(3)	CESSER OF RENT

If the Demised Premises or any part thereof is at any time during the Term damaged or destroyed by the Insured Risks or any of them so as to be unfit for occupation and use and if the insurance effected by the Lessor has not been rendered void or the insurance money wholly or in part withheld by reason of any act or omission of the Lessee or the servants, or agents, of the Lessee then the Rent and Service Charges hereby reserved or a due proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises or the damaged part thereof as the case may be is again rendered fit for occupation and use and any dispute regarding the cesser of Rent and Service Charge shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the Chairman or acting Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland in accordance with the provisions of the Arbitrations Acts 1954 to 1980.

PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:-

1.	No implied easements.

Nothing herein contained shall impliedly confer upon or grant the Lessee any easement right or privilege other than those expressly granted by this Lease.

2.	Exclusion of Warranty as to user.

Nothing contained in this Lease or in any consent granted by the Lessor under this Lease shall imply a Warrant that the demised premises may be used under the planning acts, the public health acts and for the purpose herein authorised or any purpose subsequently authorised and the Lessee hereby acknowledges and admits that the Lessor has not given or made any time, any representation or warranty that any such use is or will be or will remain a permitted use under the planning acts and the public health acts.

3.	Failure by Lessor to provide services.

The Lessor shall not be liable to the Lessee in respect of any failure by the Lessor to perform any of the services in this Lease whether express or implied unless or until the Lessee has notified the Lessor of such failure and the Lessor has failed within a reasonable time to remedy the same and then in such case the Lessor shall be (subject to the provisions of Clause 4 below) liable to compensate the Lessee only for actual (but not consequential) loss or damage sustained by the Lessee after such reasonable time has elapsed.

4.	Exclusion of Lessors liability.

The Lessor shall not in any circumstance, incur any liability for any failure or interruption in any of the services provided by the Lessor or for any inconvenience or injuries personal or property arising from such failure or interruption due to mechanical breakdown, failure or malfunction, overhauling, maintenance, repair or replacement, strikes, labour disputes, shortage of labour or material, inclement weather or any cause or circumstance beyond the control of the Lessor but the Lessor shall use its reasonable endeavours to cause the service in question to be reinstated with the minimum of delay.

5.

Termination The Lessor may terminate this Lease at any time within the 3 year period from the Term Commencement Date (“the Lessors Option Period “) strictly subject to the following terms and conditions:-

The Lessor shall serve on the Lessee a notice in writing at the Demised Premises confirming the Lessors wish to exercise the right to terminate hereby granted (the “Lessors Notice”) at least six months prior to the expiry of the Lessor’s Option Period.

Within 5 days of service of the Lessors Notice on the receipt by the Lessee of the Lessors Notice, the Lessee shall quietly and peaceably surrender the Demised Premises subject to the Lessee’s covenants contained in this Lease and the Lessee hereby acknowledges that it shall continue to be responsible for the rent and all outgoings payable on foot of this Lease up to termination of the Lease and shall on or prior to its termination deliver to the Lessor the original of this lease together with all related title documentation (including a release or discharge of all mortgages, charges or other encumbrances, whether registered or not) and shall as beneficial owner deliver duly executed and stamped the transfer or surrender of this Lease.

FOURTH SCHEDULE

(Rent Review)

Rent Variation

1.	Definitions

In this Schedule, the following expressions shall have the following meanings:

1.1	“Base Rate” means the annual rate of interest for the time being chargeable under Section 22 of the Courts Act, 1981

1.2	“the Institute” means the Irish Auctioneers and Valuers’ Institute;

1.3	“the Law Society” means the Law Society of Ireland;

1.4

“Review Date” means each of the first day of the third, the eight and the thirteenth, the eighteenth, the twenty-third and the twenty-eighth year of the Term from the Rent Commencement Date (the first Rent Review shall take place on the 20th October 2011) and any additional date notified under Clause 7 of this Fourth Schedule and “Relevant Review Date” shall be construed accordingly;

1.5	“the Reviewed Rent” means the rent agreed or determined in accordance with the provisions of this Schedule;

1.6	“the Society” means the Society of Chartered Surveyors in Ireland;

2.	Upwards only rent review

The rent first reserved by this Lease shall be reviewed at each Review Date in accordance with the provisions of this Fourth Schedule and, from and including each Review Date, the rent shall equal the higher of either the rent contractually payable immediately before the Relevant Review Date or the open market rent on the Relevant Review Date, as agreed or determined pursuant to the provisions of this Schedule.

3.	Agreement or determination of the reviewed rent

3.1	The Reviewed Rent may be agreed at any time between the Lessor and the Lessee or, in the absence of agreement, be determined not earlier than the Relevant Review Date by an Arbitrator to be nominated, in the absence of agreement between the parties, upon the application (made not more than two calendar months before or at any time after the Review Date) of the Lessor (or if the Lessor fails to make such application within twenty-eight days of being requested in writing so to do by the Lessee, then on the application of the Lessee) by the President of the Law Society at the discretion of the party entitled to make the application;

3.2

In the event of the President or other Officer endowed with the functions of the said President of the Law Society or the Institute or the Society being unable or unwilling to make the nomination therein mentioned the same may be made by the next senior Officer of the Law Society or the Institute or the Society who shall be so able and willing.

4.	The Arbitrator

4.1	All arbitrations hereunder shall be conducted in accordance with the provisions set forth in the Arbitration Act, 1954-1980.

4.2

If the Arbitrator relinquishes his appointment or dies or if it becomes apparent that for any reason he is unable or has become unfit or unsuited (whether because of bias or otherwise) to complete his duties or if he is removed from office by Court Order, a substitute may be nominated in his place and in relation to any such nomination the procedures hereinbefore set forth apply as though the substitution were a nomination de novo, which said procedures may be repeated as many times as may be necessary.

5.	Determination by Arbitrator

The Reviewed Rent to be determined by the Arbitrator shall be such as in his opinion represents at the Review Date the full open market yearly rent for the Demised Premises let as a whole without fine or premium:

(A)

ON THE BASIS of a letting with vacant possession thereof by a willing Lessor to a willing Lessee for a term (commencing on the Review Date) equal to the greater of fifteen years or the residue then unexpired of the Term and subject to the provisions of this lease (other than as to the amount of the Initial Rent but including such of said provisions as pertain to the review of rent);

(B)	ON THE ASSUMPTIONS that -

(i)	at and until the Review Date all the covenants on the part of the Lessee and the conditions contained in this Lease have been fully performed and observed;

(ii)	in the event of the Demised Premises having been damaged or destroyed and not having been fully repaired, reinstated or rebuilt (as the case may be) such damage or destruction had not occurred; and

(C)	HAVING REGARD to other open market rental values current at the Review Date in so far as the Arbitrator may deem same to be pertinent to the determination;

(D)	BUT DISREGARDING any effect on letting value of:

(a)	the fact that the Lessee is or has been in occupation of the Demised Premises or any part thereof;

(b)	the goodwill which has attached to the Demised Premises by reason of the business carried on thereat;

(c)	any works executed by and at the expense of the Lessee in, on, to or in respect of the Demised Premises other than required works PROVIDED that in the interpretation of this subparagraph (c):

the expression “the Lessee” shall extend to and include the Lessee or any predecessor in title of the Lessee or any party lawfully occupying the Demised Premises or any part thereof under the Lessee

and

the expression “required works” mean works executed by the Lessee in pursuance of an obligation imposed on the Lessee by this Lease or by any Lease of which this Lease is a renewal.

6.	Interim payments pending determination

6.1

If the reviewed rent in respect of any period (“the Current Period”) is not ascertained on or before the Review Date referable thereto, rent shall continue to be payable up to the Quarterly Gale Day next succeeding the ascertainment of the reviewed rent at the rate applicable during the preceding period AND within seven days of such ascertainment the Lessee shall pay to the Lessor the appropriate instalment of the reviewed rent together with any shortfall between (i) the aggregate of rents actually paid for any part of the Current Period and (ii) rent at the rate of the reviewed rent attributable to the interval between that Review Date and such Quarterly Gale Day and together also with interest at the Base Rate on said shortfall, such interest to be computed on a day to day basis.

6.2

For the purpose of this paragraph the reviewed rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or, as the case may be, on the date of the notification to the Lessee of the determination of the Arbitrator.

7.	Rent Restrictions

If at a Review Date the Lessor’s right to collect, review or increase the rent as from that Review Date in accordance with this Lease is restricted or modified by law, then when such restriction or modification is removed, relaxed or modified, the Lessor may, by giving not less than seven days’ notice in writing to the Lessee, prescribe as an additional Review Date the date of expiration of such notice and the rent payable from such additional Review Date shall be ascertained in accordance with this Schedule.

8.	Memoranda of reviewed rent

As soon as the amount of any reviewed rent has been agreed or determined, memoranda thereof shall be prepared by the Lessor or its solicitors and thereupon shall be signed by or on behalf of the Lessee and the Lessor and the Lessee shall be responsible for and shall pay to the Lessor the stamp duty (if any) payable on such memoranda and any counterparts thereof, but the parties shall each bear their own costs in respect thereof.

SIGNED SEALED and DELIVERED
by THE LESSOR in the presence of:

/s/ Seamus Mulligan

PRESENT WHEN THE COMMON SEAL of THE LESSEE was affixed hereto:

/s/ James A. Skehan
DIRECTOR

James A. Skehan
DIRECTOR/SECRETARY

DATED THIS DAY OF 2008

SEAMUS MULLIGAN
FIRST PART

AZUR PHARMA LIMITED
SECOND PART
21 YEAR LEASE
45 FITZWLLIAM SQUARE
DUBLIN 2